SECURITIES AND EXCHANGE COMMISSSION
                           WASHINGTON, D.C.


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): September 28, 1998.



                         THE GILLETTE COMPANY
          (Exact name of registrant as specified in charter)


        DELAWARE                 1-922                    04-1366970
(State or other jurisdiction (Commission file number) (I.R.S. employer
     of incorporation)                             identification number)

      Prudential Tower Building, Boston, Massachusetts       02199
         (Address of principal executive offices)         (Zip Code)


Registrant's telephone number including area code: (617) 421-7000.

Page 2


Item 5.   Other events.

On September 28, 1998, The Gillette Company announced a company-wide reorganization, an after-tax charge to earnings of approximately $350 million and that the company expects lower third quarter profits.


Item 7.        Financial Statements and Exhibits.

     99.1 Press release issued by The Gillette Company on
          September 28, 1998.



                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE GILLETTE COMPANY

By:  ___________________
     John M. Coleman
     Senior Vice President and
     General Counsel